EWBC Earnings Results First Quarter 2017 April 20, 2017

Forward-Looking Statements 2 Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and California Department of Business Oversight — Division of Financial Institutions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with retail customers; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of potential federal tax increases and spending cuts; impact of adverse judgments or settlements in litigation or of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; the effect of the current low interest rate environment or changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/ or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2016, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward- looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward- looking statements. The Company assumes no obligation to update such forward-looking statements.

Highlights of First Quarter 2017 Results Solid operating results  Net income of $170mm and diluted EPS of $1.16 up by 53% Q-o-Q.  Adjusted net income1,2 and adj. diluted EPS1,2 grew 16% Q-o-Q.  NII growth driven by strong loan growth and impact of recent interest rate increases, offset by decreased accretion income. 1Q17 NII of $272mm down <$1mm from $273mm in 4Q16. 1Q17 NIM of 3.33% up +2 bps Q-o-Q.  Excluding discount accretion, adj. NII2 of $269mm was up 12% LQA annualized and adj. NIM2 was up 12 bps.  Disciplined expense management: industry-leading adj. efficiency 2 ratio of 43.3%, up by 9 bps linked quarter.  Controlled credit costs: annualized NCO ratio of 8 bps in 1Q17. Loans grew 15% LQA  Broad-based growth: increases across all commercial and retail categories. Deposits grew 9% LQA  Non-IB demand deposits reached a record $10.7bn, or 35% of deposit mix. Sale & leaseback of commercial property in 1Q  Strengthened capital ratios: after-tax gain of $41.5mm or $0.28/share.  Sale price: $120.6mm. Pre-tax gain: $85.4mm, of which $71.7mm recognized in 1Q17 and $13.7mm deferred over the term of the lease. 3 Net income $169.7 million Adj. net income1,2 $128.2 million Diluted EPS $1.16 Adj. diluted EPS1,2 $0.88 Tangible equity2/share $21.20 Record loans $26.5 billion Record deposits $30.5 billion 1 Adjusted net income and adjusted diluted EPS exclude the impact of the commercial property sale in 1Q17. 2 See reconciliation of GAAP to non-GAAP financial measures on slides 14-17 and in the Company’s 1Q17 Earnings Release.

$0.74 $0.71 $0.76 $0.76 $0.88 0% 5% 10% 15% 20% 25% $0.45 $0.55 $0.65 $0.75 $0.85 $0.95 1Q16 2Q16 3Q16 4Q16 1Q17 * Diluted EPS (LH axis) Diluted EPS growth (RH axis) $107.5 $103.3 $110.1 $110.7 $128.2 1.33% 1.27% 1.33% 1.27% 1.49% 0.50% 1.00% 1.50% 2.00 $0 $50 $100 $150 1Q16 2Q16 3Q16 4Q16 1Q17 * Net income (LH axis) Return on Avg. Assets (RH axis) 1Q17 Earnings Growth and Profitability 4 Net Income & ROE * In $ $ in m ill io n s * 1Q17 financials exclude the impact of the commercial property sale. See reconciliation of GAAP to non-GAAP financial measures on slides 14-17 and in the Company’s 1Q17 Earnings Release. Diluted EPS & EPS Growth * 0% Net Income & ROA * $ in m ill io n s  1Q17 GAAP net income of $170mm, EPS of $1.16, ROA of 1.97% and ROE of 19.7%.  Excluding the commercial property sale gain in 1Q17, adjusted EPS of $0.88 grew by 16% Q-o-Q.  Consistently attractive profitability:  5-quarter range of ROA*: 1.27% to 1.49%.  5-quarter range of ROE*: 12.7% to 14.9%.  Return on average tangible equity of 23.2% in 1Q17.  Excluding the property sale gain, 17.6% in 1Q17*, compared to 15.3% in 4Q16 and 16.5% in 1Q16. $107.5 $103.3 $110.1 $110.7 $128.2 13.6% 12.7% 13.1% 1 .9% 14.9% 10% 12% 14% 16% $0 $50 $100 $150 1Q16 2Q16 3Q16 4Q16 1Q17 * Net income (LH axis) Return on Avg. Equity (RH axis)

8.8 9.1 9.3 9.6 9.9 8.4 8.5 8.5 8.7 9.0 1.3 1.3 1.4 1.6 1.7 3.1 3.2 3.4 3.5 3.7 2.1 2.1 2.1 2.1 2.1 0% 20% 40% 60% $0 $10 $20 $30 1Q16 2Q16 3Q16 4Q16 1Q17 C&I CRE MFR SFR Consumer LQA growth rate 1Q17 Record Loans of $26.5 billion 5 $ in b ill io n s EOP Total Loans Q-o-Q Difference  Total loans increased $964mm or 4% (+15% LQA).  Broad-based growth across commercial and retail business segments.  Growth by loan category: CRE (+3%), C&I (+3%), SFR (+5%), and MFR (+9%).  Strong performance from specialty verticals in Energy, Entertainment, and Private Equity Funds.  Good growth in traditional C&I with expanding line utilizations in 1Q: typically, a seasonally weaker quarter.  Strong 1Q growth rate supports increased full year 2017 outlook.  Loan portfolio mix balanced between commercial, commercial real estate, and consumer loans (which includes SFR & MFR).  Regulatory CRE to total capital: 265% as of 03.31.17. * Totals may not add up due to rounding. CRE = CRE, construction and land. Consumer = predominantly HELOCs. Loan Portfolio Mix $26.5* $25.5* $24.8* $24.3* $23.8* 37% 38% 38% 38% 37% 35% 35% 34% 34% 34% 6% 6% 6% 6% 7% 13% 13% 14% 14% 14% 9% 8% 8% 8% 8% 1Q16 2Q16 3Q16 4Q16 1Q17 C&I CRE MFR SFR Consumer

9.5 9.5 9.5 10.2 10.7 7.6 7.4 7.7 8.2 8.0 5.4 5.6 5.8 5.9 6.1 6.1 5.7 5.6 5.6 5.8 0.0% 20.0% 40.0% 60.0% $0 $10 $20 $30 $40 1Q16 2Q16 3Q16 4Q16 1Q17 DDA MMDA IB checking & Savings Time LQA growth rate 1Q17 Record Deposits of $30.5 billion 6 Q-o-Q Difference  Total deposits increased $652mm or 2% (+9% LQA).  Back-end loaded deposit growth: avg. deposits modestly decreased by 0.4%.  DDA growth: +5% EOP / -0.5% avg.  IB checking & savings growth: +2% EOP / -1% avg.  MMDA growth: -2% EOP / -3% avg.  Time deposit growth: +4% EOP / +3% avg.  DDAs grew to a record $10.7 billion as of 03.31.17.  Stable deposit mix throughout year, with gradually increasing share of demand deposits.  Over past 5 quarters, share of DDAs in total deposits ranged from 33% to 35%.  Over past 5 quarters, share of time deposits in total deposits ranged from 19% to 21%.  EOP loan-to-deposit ratio of 86.7%.  Avg. loan-to-deposit ratio of 87.8%. Decreased by quarter-end with timing of deposit growth.  Room to support organic loan growth, and room to maintain discipline in deposit pricing. $30.5* $29.9* $28.6* $28.2* $28.6* $ in b ill io n s 33% 34% 33% 34% 35% 27% 26% 27% 27% 26% 19% 20% 20% 20% 20% 21% 20% 20% 19% 19% 1Q16 2Q16 3Q16 4Q16 1Q17 DDA MMDA IB checking & Savings Time EOP Deposits Deposit Portfolio Mix * Totals may not add up due to rounding.

1Q17 Summary Income Statement

($ in millions, except per share data)	1Q17	% Change vs. 4Q16	% Change vs. 1Q16	1Q17 Comments
Adjusted net interest income (excl. accretion)	**$ 268.9**	3.0%	12.6%	▪ Loan growth & higher interest rates.
ASC 310-30 discount accretion income	**$ 3.2**	(72.1)	(75.8)	▪ Declined, as anticipated.
Net interest income	**$ 272.1**	(0.2)	7.9	
Fees & operating income	**$ 38.8**	(18.4)	12.3	▪ Decrease from MTM adjustments. Customer-related fee income grew Q-o-Q.
Net gains on sales of fixed assets	**$ 72.0**	NM	NM	▪ Sale of commercial property in SF.
Net gains on sales of loans & securities	**$ 5.2**	415.6	(9.4)	
Total Noninterest income	**$ 116.0**	137.8	186.4	
Adjusted noninterest expense	**$ 136.9**	(1.3)	5.0	▪ Q-o-Q reduction in consulting expenses.
Tax credit and other investment amortization	**$ 14.4**	(36.6)	1.4	▪ Expecting $20mm/qtr. rest of year.
Amortization of core deposit intangibles	**$ 1.8**	(4.8)	(13.6)	
Total Noninterest expense	**$ 153.1**	2.1	4.4	
Provision for credit losses	**$ 7.1**	(32.4)	390.8	▪ Low level of charge-offs and limited downward loan risk rating migration.
Income tax expense	**$ 58.3**	15.6	56.8	▪ New stock-based comp. accounting: lower tax expense by $4.4mm or $0.03/sh.
Net income	**$169.7**	53.3%	57.9%	▪ Effective tax rate of 25.6%.
Diluted EPS	**$ 1.16**	52.6%	56.8%	
Adjusted diluted EPS *	**$ 0.88**	15.5%	18.5%	▪ Excludes commercial property sale.

* Adjusted EPS exclude the impact from the commercial property sale. See reconciliation of GAAP to non-GAAP financial measures on slides 14-17 and in the Company's 1Q17 Earnings Release.

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 1Q17 NIM of 3.33% expanded by 2 bps Q-o-Q. 1Q17 loans yield of 4.23% declined by 10 bps Q-o-Q because of decreased accretion income.  Excluding the impact of accretion income, adjusted NIM of 3.29% expanded by 12 bps Q-o-Q.  Benefitted from a rising interest rate environment.  Impact from change in adj. loan yields: +3 bps Q-o-Q.  Impact from change in earning asset yields: +4 bps Q-o-Q.  Impact from change in deposit costs: -1 bp Q-o-Q from MMDA, offset by +1 bp Q-o-Q from CDs.  Earning assets mix shift (more loans): +7 bps Q-o-Q.  Funding mix shift (more borrowings): -2 bps Q-o-Q. 238.9 240.3 247.0 261.1 268.9 13.3 13.3 7.2 11.6 3.2 $220 $240 $260 $280 1Q16 2Q16 3Q16 4Q16 1Q17 Adj. net interest income * Accretion income 1Q17 Net Interest Income & Net Interest Margin 8 Adjusted* NIM: Adj.* Loan Yield & Cost of Deposits * See reconciliation of GAAP to non-GAAP financial measures on slides 14-17 and in the Company’s 1Q17 Earnings Release. $252.2 $253.6 $254.1 $272.7 $272.1  1Q17 total NII of $272mm decreased by <$1mm Q-o-Q due to declining ASC 310-30 discount accretion income.  Anticipating quarterly accretion run-rate of $3mm going forward.  Remaining ASC 310-30 accretion discount of $47mm as of 03.31.17, of which approx. $32mm expected to accrete as income.  Adjusted NII, excluding accretion income, of $269mm increased by 12% LQA.  Driven by loan growth & higher loan yields in 1Q17. $ in m ill io n s Net Interest Income 3.13% 3.13% 3.16% 3.17% 3.29% 4.04% 4.05% 4.05% 4.13% 4.17% 0.28% 0.29% 0.30% 0.31% 0.32% 3.00% 3.10% 3.20% 3.30% 3.40% 3.50% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 1Q16 2Q16 3Q16 4Q16 1Q17 NIM (ex. a cretion) (RH axis) Loan yield (ex. accretion) (LH axis) Total cost of deposits (LH axis)

10.2 10.4 10.4 10.2 10.3 3.1 2.8 4.0 3.4 4.5 3.6 4.3 6.1 5.4 5.0 9.6 10.9 10.9 14.4 11.1 2.5 1.4 5.8 7.0 2.55.6 6.5 7.6 7.2 5.4 $0 $10 $20 $30 $40 $50 1Q16 2Q16 3Q16 4Q16 1Q17 Branch fees Wealth management fees Ancillary loan fees LC fees & FX income Derivative fees & other income Other fees & operating income 1Q17 Fees & Other Operating Income 9 Total Fees and Other Operating Income Q-o-Q Difference  Excluding net gains on sale of loans, securities, and fixed assets, fees and other operating income of $39mm decreased by $8.7mm or 18%.  Most customer-related fee income categories increased; decrease in total fee income reflects mark-to-market and valuation changes.  Branch fees increased modestly by $0.1mm.  Letters of credit fees increased by $0.7mm to $8.4mm in 1Q17.  Customer-related FX income increased in 1Q17, but total FX income declined largely due to valuation changes associated with currency hedges.  Ancillary loan fees declined by $0.4mm.  Wealth management fees increased by $1.2mm.  Fees from assisting customers to hedge interest rates increased by $1.4mm to $3.6mm in 1Q17, but total derivative fees and other income of $2.5mm declined by $4.5mm primarily due to a mark-to- market valuation adjustments related to changes in interest rates. $34.6 $36.3 $44.9 $47.5 $38.8 $ in m ill io n s

1Q17 Efficiency and PTPP Profitability 10 Adj.* Operating Expense & Efficiency Ratio $ in m ill io n s 1 Adj.* PTPP Income & PTPP Profitability Ratio $ in m ill io n s * See reconciliation of GAAP to non-GAAP financial measures on slides 14-17 and in the Company’s 1Q17 Earnings Release.  1Q17 total noninterest expense: $153mm.  Excluding tax credit amortization and core deposit intangible amortization, 1Q17 noninterest expense of $137mm decreased by 1% Q-o-Q.  Declining consulting and other expenses offset seasonal increases in compensation expense.  Anticipating modest expense growth in 2017.  Industry-leading, adj.* efficiency ratio a key bank strength.  43.3% in 1Q17, up by only 9 bps Q-o-Q.  5-quarter adj. efficiency ratio range of 44.8% to 43.2%.  Consistently attractive adjusted* pre-tax, pre-provision profitability ratio.  5-quarter PTPP profitability range of 2.01% to 2.10%.  1Q17 adj.* PTPP profitability ratio of 2.09% essentially stable Q-o-Q and increased by 8 bps Y-o-Y.  NII growth driven by loan growth and higher interest rates, fully offsetting decline from accretion income.  Disciplined expense management and industry- leading efficiency ratio.  Customer fee income growth, excluding mark-to- market adjustments. $130.3 $132.8 $135.9 $138.7 $136.9 44.5% 44.6% 44.8% 43.2% 43.3% 20% 30% 40% 50% $100 $120 $140 $160 1Q16 2Q16 3Q16 4Q16 1Q17 Adj. operating expen e* (LH axis) Adj. efficiency ratio* (RH axis) $162.4 $165.0 $167.6 $182.8 $179.6 2.01% 2.04% 2.03% 2.10% 2.09% 1.20% 1.40% 1.60% 1.80% 2.00% 2.20% $0 $50 $100 $150 $200 $250 1Q16 2Q16 3Q16 4Q16 1Q17 * Adj. PTPP income* (LH axis) Adj. PTPP profitability ratio* (RH axis)

 Allowance coverage of loans HFI ticked down to 0.99% as of 03.31.17, reflecting limited downward migration of loans into substandard risk categories.  Annualized NCO ratio of 8 bps in 1Q17 near historically low levels, down by 5 bps Q-o-Q and down 1 bp Y-o-Y.  NPAs increased by $15mm linked quarter to $145mm or 0.41% of total assets at the end of 1Q17, up from 0.37% at the end of 4Q16 but down from 0.51% at the end of 1Q16.  Two unrelated loans (a C&I and a CRE) drove the increase in NPAs.  Both loans fully collateralized at 03.31.17. 1Q17 Asset Quality Metrics 11 * Nonperforming assets and net charge-offs exclude purchased credit impaired loans. HFI represents held-for-investment. $ in m ill io n s Provision Expense and Net Charge-offs* Ratio $ in m ill io n s Nonperforming Assets* Allowance for Loan Losses $ in m ill io n s $23,754 $24,236 $24,732 $25,503 $26,461 1.10% 1.10% 1.03% 1.02% 0.99% 0.00% 1.00% 2.00% 3.00% 4.00% $20,000 $22,000 $24,000 $26,000 $28,000 1Q16 2Q16 3Q16 4Q16 1Q17 Gross loans HFI (LH axis) ALLL / Gross loans HFI (RH axis) $1.4 $6.1 $9.5 $10.5 $7.1 0.09% 0.01% 0.37% 0.13% 0.08% 0.00% 0.10% 0.20% 0.30% 0.40% $0 $3 $6 $9 $12 1Q16 2Q16 3Q16 4Q16 1Q17 Provision expense (LH axis) Annualized NCOs / Avg. loans HFI (RH axis) $169.0 $176.7 $130.8 $129.6 $144.8 0.51% 0.54% 0.39% 0.37% 0.41% 0.00% 0.20% 0.40% 0.60% $100 $120 $140 $160 $180 0 1Q16 2Q16 3Q16 4Q16 1Q17 Nonperforming assets (LH axis) NPAs / Total assets (RH axis)

12 1Q17 Capital Ratios EWBC’s Solid Capital Position  Capital ratios increased by 20 to 30 bps in 1Q17.  Our core earnings and the sale of the commercial property during the quarter strengthened capital ratios across the board.  Current capital levels are solid, and sufficient to support continued organic growth. 7.0% 8.5% 10.5% 4.0% 8.52% 10.9% 10.9% 12.4% 8.7%8.79% 11.1% 11.1% 12.6% 9.0% Tangible equity to tangible assets ratio CET1 capital ratio Tier 1 risk-based capital ratio Total risk-based capital ratio Tier 1 leverage capital ratio Basel III Fully Phase-in Minimum Regulatory Requirement EWBC 12.31.16 EWBC 03.31.17 $ 20.27 $ 21.20 Tangible equity per share

Updated Management Outlook: Full Year 2017

Earnings Drivers	Full year 2017 expectations compared to 2016 FY results	Outlook change from prior quarter	2016 FY actual	1Q17 actual
End of Period Loans	▪ Increase at a percentage rate in the low double digits. ▪ Loan growth supported by deposit growth.	Increase from high single digits growth.	$25.5 billion, +8% Y-o-Y	$26.5 billion, +15% LQA
NIM (excl. impact of ASC 310-30 discount accretion)	▪ 3.35% to 3.45%. ▪ Favorable asset sensitivity position to support NIM expansion.	Increase from 3.20%-3.40%.	3.15%	3.29%
Noninterest Expense (excl. tax credit investment & core deposit intangible amortization)	▪ Increase at a percentage rate in the low single digits.	Unchanged.	$538 million, +14% Y-o-Y	$137 million, -5% LQA
Provision for Credit Losses	▪ In the range of $40 mm to $50 mm.	Unchanged.	$27 million	$7 million
Tax Items (renewable energy & historical tax credits)	▪ Tax credit investments of $95mm. ▪ Associated tax credit amortization of $75mm. ▪ Effective tax rate ranging from 26% to 29%.	Compares to tax credit investments of $90mm and tax credit amortization of $80mm.	Effective tax rate: 24.6%	Effective tax rate: 25.6%
Interest Rates	▪ Outlook incorporates the current forward rate curve. ▪ Two additional Fed Funds rate increases in 2017: in June and Nov.	Previously assumed three Fed Funds rate increases in June, Sep., and Dec.	Fed Funds increased +25bps in Dec. 2016.	Fed Funds increased +25bps in Mar. 2017.

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Appendix: GAAP to Non-GAAP Reconciliation 14 Quarter Ended March 31, 2017 December 31, 2016 March 31, 2016 Net income (a) $ 169,736 $ 110,734 $ 107,516 Less: Gain on sale of the commercial property, net of tax (1) (b) (41,526) — — Adjusted net income (c) $ 128,210 $ 110,734 $ 107,516 Diluted weighted average number of shares outstanding (d) 145,732 145,428 144,803 Diluted EPS (a)/(d) $ 1.16 $ 0.76 $ 0.74 Diluted EPS impact of gain on sale of the commercial property, net of tax (b)/(d) (0.28) — — Adjusted diluted EPS $ 0.88 $ 0.76 $ 0.74 Average total assets (e) $ 34,928,031 $ 34,679,137 $ 32,486,723 Average stockh lders’ equity (f) $ 3,493,396 $ 3,423,405 $ 3,181,368 Return on average assets (2) (a)/(e) 1.97% 1.27% 1.33 % Adjusted return on average assets (2) (c)/(e) 1.49% 1.27% 1.33 % Return on average equity (2) (a)/(f) 19.71% 12.87% 13.59 % Adjusted return on average equity (2) (c)/(f) 14.88% 12.87% 13.59% (1) Applied statutory tax rate of 42.05%. (2) Annualized. As previously disclosed on the March 30, 2017 Form 8-K, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million during the first quarter of 2017. The table below shows the computation of the diluted earnings per common share excluding the after-tax effect of the gain on sale of the commercial property, return on assets excluding the after-tax effect of the gain on sale of the commercial property and return on equity excluding the after-tax effect of the gain on sale of the commercial property. Management believes that eliminating the effects of the gain on sale of the commercial property makes it easier to analyze the results by presenting them on a more comparable basis.

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of net interest income and adjusted noninterest income less adjusted noninterest expense, divided by average total assets. Adjusted noninterest income excludes the gain on sale of the commercial property (where applicable). Adjusted noninterest expense excludes the reversal of a legal accrual (where applicable), the amortization of tax credit and other investments and the amortization of core deposit intangibles. The ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Quarter Ended		
		March 31, 2017	December 31, 2016	March 31, 2016
Net interest income before provision for credit losses	(a)	$ 272,122	$ 272,702	$ 252,204
Total noninterest income		116,023	48,800	40,513
Less: Gain on sale of the commercial property		(71,654)	—	—
Adjusted noninterest income	(b)	$ 44,369	$ 48,800	$ 40,513
Net interest income and adjusted noninterest income	(a)+(b) = (c)	$ 316,491	$ 321,502	$ 292,717
Total noninterest expense		$ 153,073	$ 149,904	$ 146,606
Less: Legal accrual reversal		—	13,417	—
Amortization of tax credit and other investments		(14,360)	(22,667)	(14,155)
Amortization of core deposit intangibles		(1,817)	(1,909)	(2,104)
Adjusted noninterest expense	(d)	$ 136,896	$ 138,745	$ 130,347
Adjusted pre-tax, pre-provision income	(c)-(d) = (e)	**$ 179,595**	**$ 182,757**	**$ 162,370**
Average total assets	(f)	**$ 34,928,031**	**$ 34,679,137**	**$ 32,486,723**
Adjusted pre-tax, pre-provision profitability ratio [(1)]	(e)/(f)	**2.09%**	**2.10%**	**2.01%**
Adjusted noninterest expense [(1)]**/average assets**	(d)/(f)	**1.59%**	**1.59%**	**1.61%**

Adjusted efficiency ratio represents adjusted noninterest expense divided by the aggregate of net interest income and adjusted noninterest income. The Company believes that presenting the adjusted efficiency ratio shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues. This provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Quarter Ended		
		March 31, 2017	December 31, 2016	March 31, 2016
Adjusted noninterest expense	(g)	$ 136,896	$ 138,745	$ 130,347
Net interest income and adjusted noninterest income	(h)	$ 316,491	$ 321,502	$ 292,717
Adjusted efficiency ratio	(g)/(h)	**43.25%**	**43.16%**	**44.53%**

(1) Annualized.

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16 The Company believes that presenting the adjusted average loan yields and adjusted net interest margin that exclude the ASC 310-30 impacts provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods. Appendix: GAAP to Non-GAAP Reconciliation (cont’d) Quarter Ended Yield on Average Loans March 31, 2017 December 31, 2016 March 31, 2016 Interest income on loans (a) $ 272,061 $ 272,188 $ 253,542 Less: ASC 310-30 discount accretion income (3,233) (11,601) (13,347) Adjusted interest income on loans (b) $ 268,828 $ 260,587 $ 240,195 Average loans (c) $ 26,087,178 $ 25,033,196 $ 23,819,273 Add: ASC 310-30 discount 48,566 54,664 76,736 Adjusted average loans (d) $ 26,135,744 $ 25,087,860 $ 23,896,009 Average loan yields (1) (a)/(c) 4.23% 4.33% 4.28 % Adjusted average loan yields (1) (b)/(d) 4.17% 4.13% 4.04 % Net Interest Margin Net interest income (e) $ 272,122 $ 272,702 $ 252,204 Less: ASC 310-30 discount accretion income (3,233) (11,601) (13,347) Adjusted net interest income (f) $ 268,889 $ 261,101 $ 238,857 Average interest-earning assets (g) $ 33,095,396 $ 32,736,669 $ 30,598,462 Add: ASC 310-30 discount 48,566 54,664 76,736 Adjusted average interest-earning assets (h) $ 33,143,962 $ 32,791,333 $ 30,675,198 Net interest margin (1) (e)/(g) 3.33% 3.31% 3.32 % Adjusted net interest margin (1) (f)/(h) 3.29% 3.17% 3.13% (1) Annualized.

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. Tangible equity and tangible equity to tangible assets ratios are non-GAAP disclosures. Tangible equity represents stockholders' equity which has been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios are more prevalent in the banking industry, and used by banking regulators and analysts, the Company has included them for discussion.

		March 31, 2017	December 31, 2016	March 31, 2016
Stockholders' equity		$ 3,565,954	$ 3,427,741	$ 3,216,781
Less: Goodwill		(469,433)	(469,433)	(469,433)
Other intangible assets [1]		(33,843)	(35,670)	(39,676)
Tangible equity	(a)	**$ 3,062,678**	**$ 2,922,638**	**$ 2,707,672**
Total assets		$ 35,342,126	$ 34,788,840	$ 33,109,169
Less: Goodwill		(469,433)	(469,433)	(469,433)
Other intangible assets [1]		(33,843)	(35,670)	(39,676)
Tangible assets	(b)	**$ 34,838,850**	**$ 34,283,737**	**$ 32,600,060**
Tangible equity to tangible assets ratio	(a)/(b)	**8.79%**	**8.52 %**	**8.31%**

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effect of the amortization of core deposit intangibles, the after-tax effect of the amortization of mortgage servicing assets and the after-tax effect of the gain on sale of the commercial property.

		Quarter Ended		
		March 31, 2017	December 31, 2016	March 31, 2016
Net Income		$ 169,736	$ 110,734	$ 107,516
Add: Amortization of core deposit intangibles, net of tax [2]		1,053	1,106	1,219
Amortization of mortgage servicing assets, net of tax [2]		266	106	763
Tangible net income	(c)	$ 171,055	$ 111,946	$ 109,498
Less: Gain on sale of the commercial property, net of tax [2]		(41,526)	—	—
Adjusted tangible net income	(d)	**$ 129,529**	**$ 111,946**	**$ 109,498**
Average stockholders' equity		$ 3,493,396	$ 3,423,405	$ 3,181,368
Less: Average goodwill		(469,433)	(469,433)	(469,433)
Average other intangible assets [1]		(34,987)	(36,354)	(40,946)
Average tangible equity	(e)	**$ 2,988,976**	**$ 2,917,618**	**$ 2,670,989**
Return on average tangible equity [3]	(c)/(e)	**23.21%**	**15.26 %**	**16.49%**
Adjusted return on average tangible equity [3]	(d)/(e)	**17.57%**	**15.26 %**	**16.49%**

(1) Includes core deposit intangibles and mortgage servicing assets.
(2) Applied statutory tax rate of 42.05%.
(3) Annualized.

EAST WEST BANK

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